EXHIBIT 23.1


                         CONSENT OF INDEPENDENT AUDITORS
                         -------------------------------

To  the  Board  of  Directors
Siberian Energy Group Inc.
New York,  New York

We hereby consent to the use in this Form SB-2/A Registration Statement of our report dated May 28, 2004, relating to the consolidated financial statements of Siberian Energy Group Inc., for the years ended December 31, 2002 and 2003, appearing herein and the inclusion of our name under the heading "Experts" appearing herein.

February 1, 2005

/s/ Lumsden & McCormick, LLP

Lumsden & McCormick, LLP
403 Main St., Suite 430
Buffalo, NY 14203
(716) 856-3300



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